SETTLEMENT AGREEMENT AND GENERAL MUTUAL RELEASE

This SETTLEMENT AGREEMENT AND GENERAL MUTUAL RELEASE (the “Agreement”), dated as of the date of the last signature below (“Effective Date”), is made by and between The Crypto Company, Inc. (“Company”) and James Gilbert (“Director” and, collectively with Company, the “Parties”).

WHEREAS, Director currently is a Director and Chairman of the Board, and he is resigning from both positions;

WHEREAS, the Parties have come to an agreement regarding the conclusion of Director’s services as a Director and Chairman of the Board he holds or held with Company and all of its parents, subsidiaries and affiliates;

WHEREAS, the Parties acknowledge that (1) the law firm of Drinker Biddle & Reath LLP (“DBR”) currently represents the Company and has discussed representing Director in various separate legal matters unrelated to this Agreement and the attached Release Agreement, (2) DBR represents the Company in connection with this Agreement; (3) Director consents to DBR representing Company in connection with this Agreement; (4) the Parties acknowledge their respective right to consult with and retain separate counsel with respect to their respective waivers, and have been provided an opportunity to do so; and (5) the Parties hereby waive any actual or potential conflict of interest as a result of DBR’s legal representation of the Company in connection with this Agreement and its representation of the Company and potential representation of the Director in separate legal matters.

NOW, THEREFORE, in consideration of the mutual promises of the parties to this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Director agree as follows:

1. Incorporation of Recitals. The recitals above are hereby incorporated by reference as contractual terms of this Agreement.

2. Termination of Service and Resignation from Offices. As of the date the resignation letter is signed, (the “Termination Date”), Director resigns from all offices, appointments, and positions he holds with Company, and any of Company’s parents, subsidiaries and affiliates, including his position as Chairman of the Board of Directors. After the Termination Date, Director shall not represent that Director is a, director, employee or officer of Company or any of its parents, subsidiaries and affiliates for any purpose.

3. Releases. As an express condition for the obligations set forth in this Agreement, Director and Company will execute the Release Agreement attached hereto as Exhibit A, which shall become binding on the Parties as of the Effective Date. In the event the Release Agreement is not fully executed, this Agreement shall be void ab initio and of no force.

4. Mutual Non-Disparagement. Director agrees not to make to any person or entity any false, disparaging, or derogatory comments about Company or any of their parents, subsidiaries and affiliates, or any of their employees, clients, contractors, and agents. Company’s executive management team and board members agree that it will not make to any person or entity any false, disparaging, or derogatory comments about Director, and that it will direct its senior management team not to make to any person or entity any false, disparaging, or derogatory comments about Director.

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5. Return of Records and Property. Upon the Termination Date or at any time upon Company’s (or its successors’) reasonable request, Director shall promptly deliver to Company any and all of Company’s property in his possession or under his control, including manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, computer tapes, source codes, data, tables, or calculations, and all copies thereof, documents that in whole or in part contain any trade secrets or confidential, proprietary, or other secret information of Company, or its respective subsidiaries or affiliates, and all copies thereof, and keys, access cards, access codes, passwords, credit cards, personal computers, telephones, and other electronic equipment belonging to Company.

6. General Provisions.

a. Restrictions. Notwithstanding anything to the contrary herein, Director understands that nothing in this Agreement or any other agreement that Director may have with Company restricts or prohibits Director from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including but not limited to the Securities Exchange Commission and the federal Office of Occupational Health (collectively, “Government Agencies”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation, and Director does not need Company’s prior authorization to engage in such conduct. Notwithstanding, in making any such disclosures or communications, Director must take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company’s confidential information to any parties other than the Government Agencies. This Agreement does not limit Director’s right to receive an award for information provided to any Government Agencies.

b. No Admission. This Agreement is not, and shall not be construed to be, an admission of liability, culpability, or any other legal conclusion. The Parties agree that no Party to this Agreement is to be construed as the prevailing or successful party within the meaning of any federal, state, or local statute, law, ordinance, rule, or regulation with regard to the decision to enter into this Agreement.

c. Modification. This Agreement may not be released, discharged, abandoned, supplemented, changed, or modified in any manner, orally or otherwise, except by an instrument in writing signed and duly executed by each of the Parties hereto.

d. Entire Agreement. This Agreement and the Release Agreement contain and constitute the entire understanding and agreement between the Parties on its subject matter, and, except as otherwise provided herein, they supersede and cancel all previous negotiations, agreements, commitments, and writings in connection herewith. If a conflict or inconsistency is found between the terms of this Agreement and any other agreement, the terms of this Agreement shall prevail.

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e. Waiver. Failure to insist upon strict compliance with any term, covenant, or condition of this Agreement shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

f. Severability. Invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity of enforceability of any other provision.

g. Heirs, Successors, and Assigns. The terms of this Agreement shall be binding upon the Parties hereto and their respective heirs, successors, and assigns.

h. Governing Law and Choice of Forum. All questions concerning the construction, validity, and interpretation of this Release Agreement will be governed by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents, and without regard to any choice-of-law or conflict-of-law provisions. Any action or other proceeding relating in any way to this Agreement and/or the Release Agreement, including but not limited to any action initiated to construe or enforce any of the provisions herein, shall be filed exclusively in the Superior Court of the State of California for the County of Los Angeles. In the event of litigation or other legal proceedings arising out of our related to the interpretation or enforcement of this Agreement and/or the Release Agreement, the prevailing party in any such proceeding shall be entitled to recover all reasonable costs and expenses incurred by that party, including but not limited to reasonable attorneys’ fees, in addition to any other relief to which he or it may be entitled.

i. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

7. Acknowledgements. Director hereby acknowledges (a) that he has carefully read and fully understands the provisions of this Agreement and the Release Agreement; (b) that he has had the opportunity to fully discuss them with counsel; and (c) that he intends to be legally bound hereby and thereby. Director affirms that the terms stated in this Agreement and the Release Agreement are the only consideration for executing this Agreement and the Release Agreement and that no other representations, promises, or agreements of any kind have been made by any person or entity to cause him to sign this Agreement or the Release Agreement. Director further acknowledges that he is signing this Agreement and the Release Agreement voluntarily and without coercion because he believes they are fair and reasonable and for no other reason.

[Signature Page Follows]

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IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its duly authorized officers, and Director has signed this Agreement, effective as of the date(s) written below.

THE CRYPTO COMPANY

	By:	/s/ Ron Levy
Date: 9/24/2018	Name:	Ron Levy
	Title:	Chief Executive Officer, Chief Operating Officer and Secretary

DIRECTOR

Date: 9/24/2018	/s/ James Gilbert
James Gilbert

EXHIBIT A

This MUTUAL RELEASE AGREEMENT (this “Release Agreement”) is made and entered into by and between The Crypto Company, Inc., a California corporation (the “Company”), and James Gilbert (the “Director”).

WHEREAS, Director was a member and Chairman of the Company’s Board of Directors until the execution of his resignation letter at which time he resigned from both roles;

WHEREAS, Director and Company entered into that certain Settlement Agreement and General Release (the “Agreement”) to which this Release Agreement is attached;

WHEREAS, pursuant to Section 3 of the Agreement, full execution of this Release Agreement is a condition precedent to Director’s and Company’s respective obligations under the Agreement;

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and in the Agreement, the sufficiency and receipt of which are hereby acknowledged, Company and Director agree as follows:

1. Director’s General Release and Waiver of Claims.

a. In consideration of Company’s release of claims, and subject to full performance by Company under the terms and conditions specified therein, Director, on behalf of himself and Director’s spouse, attorneys, heirs, executors, administrators, trustees, legal representatives, agents, successors and assigns (hereinafter collectively referred to for purposes of this Section 1 as the “Director”), HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, GENERALLY RELEASES, AND FOREVER DISCHARGES Company and its past, present and future affiliates, related entities, parent companies, subsidiary companies, divisions, and each of their respective predecessors, officers, directors, managers, employees, trustees, fiduciaries, administrators, Directors, agents, representatives, principals, accountants, insurers, attorneys, successors and assigns (collectively, the “Company Released Parties”) from any and all claims, charges, demands, sums of money, actions, rights, promises, agreements, causes of action, obligations, losses, suits, costs, counsel fees, and liabilities of any kind or nature whatsoever, at law or in equity, WHETHER KNOWN OR UNKNOWN, existing or contingent, suspected or unsuspected, apparent or concealed, foreign or domestic which Director has now or in the future may claim to have against any or all of Company Released Parties, including without limitation claims based upon, arising out of, or in any way relating to any facts, acts, conduct, omissions, transactions, occurrences, contracts, claims, events, causes, matters or things of any conceivable kind or character existing or occurring or claimed to exist or to have occurred prior to Director’s execution of this Release Agreement that are in any way based upon, arising under, or relating to Director’s service with Company or any of its subsidiaries or affiliates, the termination of Director’s service with Company or any of its subsidiaries or affiliates, Director’s services as an officer, director of Company or any of its subsidiaries or affiliates (hereinafter collectively referred to as the “Director’s Released Claims”).

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b. To the fullest extent permitted by law, and subject to the provisions of Section 1.d below, Director represents and affirms that he has not filed or caused to be filed on Director’s behalf any complaint, action, lawsuit, arbitration, request for relief, claim, or other proceeding (legal, equitable, administrative, or of any other nature) against any of Company Released Parties related to the Director’s Released Claims and, to the best of Director’s knowledge and belief, there are no outstanding complaints, actions, lawsuits, arbitrations, requests for relief, claims, or other proceedings (legal, equitable, administrative or of any other nature) asserted on behalf of Director against any of Company Released Parties related to any of the Director’s Released Claims.

c. In waiving and releasing any and all claims whether or not now known, Director understands that this means that, if he later discovers facts different from or in addition to those facts currently known by him, or believed by him to be true, the waivers and releases of this Release Agreement will remain effective in all respects — despite such different or additional facts and Director’s later discovery of such facts, even if he would not have agreed to this Release Agreement if he had prior knowledge of such facts. Director further acknowledges he had read Section 1542 of the California Civil Code which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Director understands that Section 1542 gives Director the right not to release existing claims of which Director is not now aware, unless Director voluntarily chooses to waive this right. Even though Director is aware of this right, Director nevertheless hereby expressly and voluntarily waives the rights described in Section 1542 (or any similar relevant law of any state, other jurisdiction, or country) and elects to assume all risks for claims that now exist in Director’s favor, known or unknown, arising from the Director’s Released Claims.

d. Nothing in this Section 1, or elsewhere in this Release Agreement, is intended as, or shall be deemed or operate as, a release by Director of (i) any rights or claims of Director for indemnification or related duties by any Company Released Party under any written indemnification agreement, Company’s By-Laws or Articles of Incorporation, or under applicable law, (ii) any rights to coverage under any director and officer liability insurance or other insurance policies or any run-off policy thereto, (iii) any rights or claims under federal or state law that cannot, as a matter of law, be waived by private agreement, (iv) any claims arising out of Director’s rights as a shareholder of Company, and (v) any claims arising after the effective date of this Release Agreement.

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2. Company’s General Release and Waiver of Claims.

a. In consideration of Director’s release of claims, and subject to full performance by Director under the terms and conditions specified therein, Company, on behalf of itself and its past, present and future affiliates, related entities, parent companies, subsidiary companies, divisions and each of their respective officers, directors, managers, employees, trustees, fiduciaries, administrators, Directors, agents, representatives, principals, accountants, insurers, attorneys, successors and assigns (hereinafter collectively referred to for purposes of this Section 2 as the “Company”), HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, GENERALLY RELEASES, AND FOREVER DISCHARGES Director and his spouse, attorneys, heirs, executors, administrators, trustees, legal representatives, agents, successors and assigns, (collectively, the “Director Released Parties”) from any and all claims, charges, demands, sums of money, actions, rights, promises, agreements, causes of action, obligations, losses, suits, costs, counsel fees, and liabilities of any kind or nature whatsoever, at law or in equity, WHETHER KNOWN OR UNKNOWN, existing or contingent, suspected or unsuspected, apparent or concealed, foreign or domestic which Company has now or in the future may claim to have against Director Released Parties, including without limitation claims based upon, arising out of, or in any way relating to any facts, acts, conduct, omissions, transactions, occurrences, contracts, claims, events, causes, matters or things of any conceivable kind or character existing or occurring or claimed to exist or to have occurred prior to Company’s execution of this Release Agreement that are in any way based upon, arising under, or relating to Director’s service with Company, or any of Company’s subsidiaries or affiliates, the termination of Director’s service with Company, or any of its subsidiaries or affiliates, or Director’s services as an officer, director of Company or any of its subsidiaries or affiliates (hereinafter collectively referred to as the “Company’s Released Claims”).

b. To the fullest extent permitted by law, and subject to the provisions of Section d below, Company represents and affirms that it has not filed or caused to be filed on Company’s behalf any complaint, action, lawsuit, arbitration, request for relief, claim, or other proceeding (legal, equitable, administrative, or of any other nature) against any of Director Released Parties related to the Company’s Released Claims and, to the best of Company’s knowledge and belief, there are no outstanding complaints, actions, lawsuits, arbitrations, requests for relief, claims, or other proceedings (legal, equitable, administrative or of any other nature) asserted on behalf of Company against any of Director Released Parties related to any of the Company’s Released Claims.

c. In waiving and releasing any and all claims whether or not now known, Company understands that this means that, if it later discovers facts different from or in addition to those facts currently known by him, or believed by him to be true, the waivers and releases of this Release Agreement will remain effective in all respects — despite such different or additional facts and Company’s later discovery of such facts, even if it would not have agreed to this Release Agreement if it had prior knowledge of such facts. Company further acknowledges he had read Section 1542 of the California Civil Code which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Company understands that Section 1542 gives Company the right not to release existing claims of which Company is not now aware, unless Company voluntarily chooses to waive this right. Even though Company is aware of this right, Company nevertheless hereby expressly and voluntarily waives the rights described in Section 1542 (or any similar relevant law of any state, other jurisdiction, or country) and elects to assume all risks for claims that now exist in Company’s favor, known or unknown, arising from the Company’s Released Claims.

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d. Nothing in this Section 2, or elsewhere in this Release Agreement, is intended as, or shall be deemed or operate as, a release by Company of (i) any claims to enforce obligations or limitations of Director under the Agreement or this Release Agreement, (ii) any rights or claims under federal or state law that cannot, as a matter of law, be waived by private agreement, (iii) any public reporting requirements mandated by law, and (iv) any claims arising after the effective date of this Release Agreement.

3. Covenant Not to Sue.

a. By Director. Director, on behalf of himself and Director’s spouse, attorneys, heirs, executors, administrators, trustees, legal representatives, agents, successors and assigns (the “Director Parties”), hereby covenants forever not to, whether directly or indirectly or whether individually or collectively, initiate, assert, file, prosecute, maintain, commence, institute, sponsor, encourage, assist, volunteer, advise, represent, cooperate with, or facilitate any complaint, action, proceeding, investigation, arbitration, lawsuit, or claim or any legal, equitable, or administrative proceeding of any nature, against any of Company Released Parties in connection with the Director’s Released Claims (other than with respect to any rights or claims specified in Sections 1.b and 1.d herein), and represents and warrants that no other person or entity has initiated or, to the extent within Director’s control, will initiate any such proceeding on Director’s or their behalf.

b. By Company. Company, on behalf of itself and its past, present and future affiliates, related entities, parent companies, subsidiary companies, divisions and each of their respective officers, directors, managers, employees, trustees, fiduciaries, administrators, agents, representatives, principals, accountants, insurers, attorneys, successors and assigns (the “Company Parties”), hereby covenants forever not to, whether directly or indirectly or whether individually or collectively, initiate, assert, file, prosecute, maintain, commence, institute, sponsor, encourage, assist, volunteer, advise, represent, cooperate with, or facilitate any complaint, action, proceeding, investigation, arbitration, lawsuit, or claim or any legal, equitable, or administrative proceeding of any nature, against any of Director Released Parties in connection with the Company’s Released Claims (other than with respect to any rights or claims specified in Sections 2b and 2d herein), and represents and warrants that no other person or entity has initiated or, to the extent within Company’s control, will initiate any such proceeding on Director’s or their behalf.

4. No Admission of Liability. It is understood that nothing in this Release Agreement is to be construed as an admission on behalf of Director Released Parties or Company Released Parties of any wrongdoing, any such wrongdoing being expressly denied.

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5. Restrictions. Notwithstanding anything to the contrary herein, Director understands that nothing in this Release Agreement or any other agreement that Director may have with Company restricts or prohibits Director from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including but not limited to the Securities Exchange Commission and the federal Office of Occupational Health (collectively, “Government Agencies”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation, and Director does not need Company’s prior authorization to engage in such conduct. Notwithstanding, in making any such disclosures or communications, Director must take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company’s confidential information to any parties other than the Government Agencies. This Agreement does not limit Director’s right to receive an award for information provided to any Government Agencies.

6. Indemnification: Claim by Third Party. Subject to the applicable provisions of California law as regards Directors of corporations, including Corporations Code Section 317, in the event that the Director is made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), other than any Proceeding initiated by the Company related to enforcement of this Release Agreement, by reason of the fact that the Director was a director or officer of the Company, or any affiliate of the Company, or was serving at the request of the Company as a director, officer, member or agent of another corporation or a partnership, joint venture, trust, or other enterprise, the Director shall be indemnified and held harmless by the Company from and against any liabilities, costs, claims, and expenses, including all costs and expenses incurred in defense of any Proceeding (including attorneys’ fees). Costs and expenses incurred by the Director in defense of such Proceeding (including attorneys’ fees) shall be paid by the Company in advance of the final disposition of such litigation upon receipt by the Company of: (i) a written request for payment; (ii) appropriate documentation evidencing the incurrence, amount, and nature of the costs and expenses for which payment is being sought; and (iii) an undertaking adequate under applicable law made by or on behalf of the Director to repay the amounts so paid if it shall ultimately be determined that the Director is not entitled to be indemnified by the Company under this Agreement. Additionally, for a period of six (6) years after the Effective Date, the Company or any successor to the Company shall purchase and maintain, at its own expense, directors’ and officers’ liability insurance providing coverage to the Director on terms that are no less favorable than the coverage provided to other directors and similarly situated Directors of the Company.

7. Director and Company Acknowledgments. Director and Company acknowledge that,

a. the consideration provided for herein is good and valuable;

b. before entering into this Release Agreement, he or it, as applicable, has had the opportunity to consult with any attorney or other advisor of the his or its choice, and has done so;

c. any and all questions regarding this Release Agreement have been asked and answered to his or its complete satisfaction;

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d. He or it has read this Release Agreement and understands all of its terms, including, without limitation, the waiver and release of claims set forth in Section 1a and Section 2a above;

e. He or it has entered into this Release Agreement of his or its own free will;

f. in entering this Release Agreement, the he or it has made his or its own investigation of the facts and is relying solely upon his or its own judgment, knowledge and the advice of his or its own attorney and/or other advisor; and

g. no promises, statements, understandings, or representations have been made to him or it by any person to induce him or it to enter into the Agreement or this Release Agreement other than the express terms set forth herein, and he or it is not relying upon any promises, statements, understandings, or representations other than those expressly set forth in the Agreement and this Release Agreement.

8. Director Acknowledgements. Director further acknowledges that Director has not relied on legal counsel from any of Company Released Parties.

9. Miscellaneous.

a. Governing Law. All questions concerning the construction, validity, and interpretation of this Release Agreement will be governed by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents, and without regard to any choice-of-law or conflict-of-law provisions.

b. Construction. The parties have jointly participated in the negotiation and drafting of this Release Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Release Agreement shall be construed as jointly drafted by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any provision of the Release Agreement.

c. Counterparts. This Release Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

d. Successors and Assigns. Director may not assign this Release Agreement or any of his rights and duties hereunder. Company may assign this Release Agreement to an entity controlled by or under common control with Company or to an entity that acquires all or substantially all of the stock or assets of Company. The provisions of this Release Agreement shall be binding on and shall inure to the benefit of Director, Company and their respective assigns, including any successor in interest to Company who acquires all or substantially all of Company’s stock or assets.

e. Severability. It is expressly understood and agreed that although Director and Company consider the provisions contained in this Release Agreement to be reasonable, if any one or more of the provisions contained in this Release Agreement will, for any reason, be held to be invalid, illegal, or unenforceable in any respect by a final judicial determination made by a court of competent jurisdiction, such invalidity, illegality, or unenforceability will not affect the other provisions of this Release Agreement, and this Release Agreement will, be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Release Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity, or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear consistent with the general intent of Director and Company insofar as possible.

f. Modification. This Release Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Release Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

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THE UNDERSIGNED HAVE CAREFULLY READ THE FOREGOING RELEASE AGREEMENT, KNOW THE CONTENTS THEREOF, FULLY UNDERSTAND IT, AND AGREE TO ITS TERMS.

IN WITNESS WHEREOF, the parties hereto have executed this Release Agreement as of the date set forth below.

THE CRYPTO COMPANY

	By:	/s/ Ron Levy
Date: 9/24/2018	Name:	Ron Levy
	Title:	Chief Executive Officer, Chief Operating Officer and Secretary

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING RELEASE AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS, AND THAT I AM ENTERING INTO IT VOLUNTARILY. I FURTHER ACKNOWLEDGE THAT I AM AWARE OF MY RIGHTS TO CONSULT WITH AN ATTORNEY ABOUT IT, AND STATE THAT BEFORE SIGNING THIS RELEASE AGREEMENT, I HAVE EXERCISED THESE RIGHTS TO THE FULL EXTENT THAT I DESIRED.

DIRECTOR

Date: 9/24/2018	/s/ James Gilbert
James Gilbert

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9/24/2018

The Crypto Company

23085 Stuart Ranch Road, Suite 235

Malibu, CA

Attention: Ron Levy

Pursuant to Section 3.04 of the Bylaws of The Crypto Company (the “Company”), I hereby resign from any and all positions that I hold in my capacity as a director of the Company. I confirm that my resignation is not due to any disagreement with the Company over any matter relating to the Company’s operations, policies or practices. This resignation is effective as of the date hereof

Very truly yours,

/s/ James Gilbert
Name: James Gilbert